Exhibit 32.2


                            ICONIX BRAND GROUP, INC.
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Iconix Brand Group, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2005 (the "Report"), I, Warren Clamen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Warren Clamen
-------------------------------------
Warren Clamen
Chief Financial Officer

November 14, 2005